SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 22, 2009, Spicy Pickle Franchising, Inc. (the “Company”) entered into an Amendment, Redemption and Conversion Agreement (the “Agreement”) with the holders of all 638.88 outstanding shares of its Series A Variable Rate Convertible Preferred Stock (the “Preferred Stock”).  Under the terms of that Agreement, the holders of 402 shares of Preferred Stock agreed to redeem 94.12 of the shares for a total of $799,998 and convert their remaining shares of Preferred Stock into 2,093,601 shares of the Company’s common stock.  The holders of 236.88 shares of Preferred Stock agreed to convert their shares into 4,737,600 shares of the Company’s common stock.

All of the holders were issued warrants when they originally purchased their shares of Preferred Stock.  Such warrants were exercisable at $1.60 per share and expired December 14, 2012.  The Agreement amended the warrants to lower the exercise price to $0.20 per share and extend the expiration date to September 22, 2014.

The Agreement was contingent upon the Company completing a private placement of at least $1.8 million of equity securities (the “New Financing”) and entering into an agreement with Midtown Partners & CO, LLC and its assigns (“Midtown”).  Midtown Partners & CO, LLC had acted as the placement agent for the placement of the Preferred Stock and had received warrants to purchase 288,400 shares of the Company’s common stock at $1.60 per share through December 14, 2012.  Under the terms of the agreement, Midtown agreed to cancel these warrants in exchange for new warrants exercisable at $0.20 per share through September 22, 2014.

The Agreement amended the original purchase agreement under which the holders of the Preferred Stock originally purchased their shares to include the New Financing as an “exempt issuance” so that anti-dilution provisions would not be triggered.

Item 3.02	Unregistered Sales of Equity Securities

The Company sold a total of 21 Units for cash of $2,100,000.  Each Unit consisted of 769,231 shares of the Company’s common stock and a warrant to purchase an additional 384,615 shares of common stock at $.19 per share.  The warrants expire September 22, 2014.

The Company relied upon the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act for the issuance of these securities with reference to the following facts and circumstances: (1) the investors represented that they were “accredited investors” within the meaning of Rule 501(a) under the Securities Act; (2) transfer of the securities has been restricted by the Company in accordance with Rule 502(d) under the Securities Act; (3) there were no more than 35 non-accredited investors in the transaction within the meaning of Rule 506(b) under the Securities Act, after taking into consideration all prior investors under Section 4(2) of the Securities Act within the 12 months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.  No underwriters were used.

The foregoing description of the financing transaction contemplated by the agreements and documents discussed herein does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements and other documents that are filed as exhibits hereto and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits

Regulation S-K Number	Document

4.1	Form of Warrant to be issued to Midtown Partners & CO, LLC and assigns

4.2	Form of Warrant to be issued to private placement investors

10.1	Amendment, Redemption and Conversion Agreement

10.2	Agreement with Midtown Partners & CO, LLC and assigns

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.
September 23, 2009	By: /s/ Arnold Tinter Arnold Tinter Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

4.1	Form of Warrant to be issued to Midtown Partners & CO, LLC and assigns

4.2	Form of Warrant to be issued to private placement investors

10.1	Amendment, Redemption and Conversion Agreement

10.2	Agreement with Midtown Partners & CO, LLC and assigns

3